Exhibit 10.14

                                 PROMISSORY NOTE

$ 250,000                                            Ponte Vedra Beach, Florida
                                                     November 1, 2002

      FOR VALUE RECEIVED, AmeriFirst, Inc., a Delaware corporation, of 814 A1A North, Suite 300, Ponte Vedra Beach, Florida 32082 (hereinafter referred to as the "Debtor") promises to pay to the order of John Tooke, 814 A1A North, Suite 300, Ponte Vedra Beach, Florida 32082 (hereinafter referred to as the "Holder"), at such place as the Holder may designate in writing, the principal sum of Two Hundred Fifty Thousand ($ 250,000) Dollars, together with interest at a rate equal to one (1%) percent over the prime rate as charged by Comerica Bank, per annum, on the unpaid balance in lawful money of the United States, which shall be legal tender in payment of all debts and due, public and private, at the time of payment as follows:

      Payments of principal and interest shall be payable in full Holder upon receipt of the first advances of funds from any source to Debtor, after payment of Debtor's operating expenses.

      This Note may be prepaid, in full or in part, at any time, without the payment of any prepayment fee or penalty. Any payments shall first be applied to accrued interest and the balance against the principal. Any partial prepayment shall not extend or postpone the Due Date.

      If Debtor shall fail to perform any of Debtor's obligations hereunder, then a default of Debtor's obligations hereunder shall be deemed to have occurred. If such a default occurs, then during such time as such default thereafter remains uncured, the Holder of this Note shall have the rights and remedies of a secured party under the Michigan Uniform Commercial Code.

      No delay on the part of the Holder in exercising any right under this Note shall operate as a waiver of the right or of any other right under this note. The waiver of a right on any one occasion shall not be construed as the waiver of the right or remedy on any future occasion.

      The Debtor hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and diligence in collection or bringing suit.

      If the Debtor is in default and all indebtedness owing under this Note is due and payable, the Debtor agrees to pay the Holder's costs of collection, including reasonable attorney's fees and court costs incurred by the Holder in enforcing collection of this Note.

      Debtor acknowledges that Holder may assign this Note to any person or entity at any time without prior notice to Debtor.

      This obligation shall bind the Debtor and the Debtor's successors and assigns, and the benefits hereof shall inure to the Holder hereof and his successors and assigns.

      This Note shall be executed contemporaneously with a personal guaranty, wherein John Tooke guarantees to Holder the prompt payment, collection in full and performance of all obligations under this Note.
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      In the event Debtor borrows an additional sum over and above the Two
Hundred Fifty Thousand ($ 250,000) Dollars represented by this Note, Debtor agrees to execute any and all documents requested by Holder, including an amended and restated promissory note to reflect additional borrowed.

      IN WITNESS WHEREOF, the undersigned agree to be liable for the obligations under this Promissory Note and have duly executed said instrument on November 1, 2002.

                                        Debtor:

                                        AMERIFIRST, INC., a Delaware corporation

                                        By  /s/ John Tooke
                                            ------------------------------------
                                                John Tooke

                                        Its Chief Executive Officer
                                            ------------------------------------


                                PERSONAL GUARANTY

      The undersigned hereby guarantees prompt payment and performance of the obligations of Debtor under this Promissory Note.

                                        /s/ John Tooke
                                            ------------------------------------
                                            John Tooke